SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2004

First Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17122	57-0866076
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (843) 529-5933

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On October 28, 2004, the Board of Directors of First Financial Holdings, Inc. (the "Company") adopted certain amendments to the Bylaws as recommended by the Corporate Governance Committee of the Board of Directors. A copy of the amended Bylaws is attached as Exhibit 3.1

          The first amendment clarifies in Article II, Section 9 that proxies may be submitted to the Company in any manner permitted under Delaware law. The previous provision did not include a reference to Delaware law. The second amendment in Article II Section 14 provides that the Board of Directors shall appoint a nominating committee to determine nominees for the Board of Directors. The previous provision provided that the Board of Directors of the Company would act as the nominating committee.

Item 9.01 Financial Statements and Exhibits

(c)Exhibits

    Bylaws of the Company, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

DATE: October 29, 2004	By:	/s/ A. Thomas Hood

A. Thomas Hood
President and Chief Executive Officer